SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

   [ ]  Preliminary Proxy Statement

   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [ ]  Definitive Proxy Statement

   [ ]  Definitive Additional Materials

   [X]  Soliciting Material Pursuant to ss.240.14a-12

                           FIRST COLONIAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]    No fee required.

    [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

         (1)     Title of each class of securities to which transaction applies:

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         (2)     Aggregate number of securities to which transaction applies:

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         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)     Proposed maximum aggregate value of transaction:

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         (5)     Total fee paid:

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    [ ]  Fee paid previously with preliminary materials:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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         (4) Date Filed:

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 The following is a press release issued by First Colonial Group, Inc.
 on July 17, 2003.

                     First Colonial Group Reports 7 Percent
                      Rise In 2003 Second Quarter Earnings

NAZARETH, Pa. -- First Colonial Group, Inc., the parent company of Nazareth National Bank, reported a net income of $1,049,000 for the quarter ended June 30, 2003, a 7 percent increase above the $980,000 net income for the same quarter of 2002.
         Basic net income per share in the second quarter 2003 rose 4.4 percent to $0.47, a two-cents per share increase from a year ago, while diluted net income per share remained steady at $0.44. For the six months ended June 30, 2003, the company recorded a 10.6 percent net income increase of $1,981,000 ($0.90 per share, $0.85 per share diluted) compared with 2002 first half earnings of $1,791,000 ($0.83 per share, $0.82 per share diluted). All per share data have been restated to reflect the 5 percent stock dividend of May 2002.
         During the first half of the year, First Colonial Group's assets increased 5 percent to $642,244,000 as of June 30, 2003, compared with $611,592,000 in assets on December 31, 2002. The company has shown solid growth and believes it will continue to grow with the recently announced plans of Nazareth National Bank and Keystone Savings Bank to merge under a newly created bank holding company, KNBT Bancorp, Inc.
         "The continued strong financial performance of First Colonial Group bodes well for the merger and shows that we have built a strong foundation on which to continue our aggressive expansion plans" said Scott V. Fainor, president and chief executive officer. "We plan to continue to open new branches to expand the reach of our banking services, while continuing our commitment to provide our customers with the highest level of customer service, and have prepared the management and employees to maintain our high standards throughout our growth period."
         Loans grew 3.8 percent and deposits increased by 7.1 percent respectively when compared to December 31, 2002. As of June 30, 2003, loans totaled $265,597,000, an increase of $9,753,000 from December 31, 2002. Deposits grew by $33,530,000 to $506,328,000 in the first half of 2003. Gains on the sale of mortgage loans also grew significantly to $393,000 in the quarter ended June 30, 2003, up from $121,000 in the same quarter a year earlier.


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         "The increases in our core businesses shows that Nazareth National Bank is meeting the financial needs of our customers and community," said Fainor.

         The merger between Nazareth National Bank and Keystone Savings Bank is subject to certain conditions, including shareholder and regulatory approvals, which are expected in August. The proposed merger will result in Keystone Nazareth Bank & Trust Company (KNBT); the region's largest locally owned and managed financial institution, with more than 100,000 customers and assets of nearly $2 billion.

About First Colonial Group
First Colonial Group, Inc. (NASDAQ: FTCG) with assets of more than $642 million as of June 30, 2003, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust & wealth management services to individuals, businesses and institutions. Operating 18 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.

The proposed merger with Keystone Savings Bank will be submitted to First Colonial Group's shareholders for their consideration. KNBT Bancorp and First Colonial Group will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transactions with the SEC. SHAREHOLDERS OF FIRST COLONIAL GROUP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial Group will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings Bank and First Colonial Group, at the SEC's Internet site (http://www.sec.gov) after such documents are filed. Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

First Colonial Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial Group in connection with the merger. Information about the directors and executive officers of First Colonial Group and their ownership of First Colonial Group common stock is set forth in First Colonial Group's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 The information contained in the Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including without limitation, the discussion of the planned merger with Keystone Savings Bank, statements as to the future loan and deposit volumes, future expansion plans, allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial conditions or the results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be

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affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the transaction contemplating the agreement and plan of merger with Keystone Savings Bank may not be completed, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, results of litigation, and other risks. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.


                                      # # #


                           FIRST COLONIAL GROUP, INC.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                                 June 30,             December 31,
                                                                                   2003                   2002
                                                                             ------------------     ------------------
ASSETS
Total Cash and Cash Equivalents                                                       $ 25,002               $ 22,741
Interest-Bearing Deposits with Banks                                                    12,848                  5,002
Investment Securities Held-to-Maturity
  (Fair Value: June 30, 2003 - $68,996;
                          and, Dec. 31, 2002 - $30,791)                                 68,277                 30,297
Securities Available-for-Sale at Fair Value                                            255,847                283,481
Mortgage Loans Held-for-Sale                                                             2,803                  1,263
Total Loans                                                                            265,597                255,844
 Less: Allowance for Possible Loan Losses                                               (3,228)                (3,084)
                                                                             ------------------     ------------------
            Net Loans                                                                  262,369                252,760
Premises and Equipment, Net                                                              6,751                  6,375
Accrued Interest Income                                                                  2,750                  3,142
Other Assets                                                                             5,597                  6,531
                                                                             ------------------     ------------------
        Total Assets                                                                 $ 642,244              $ 611,592
                                                                             ==================     ==================

LIABILITIES
Deposits
    Non-Interest-Bearing Deposits                                                     $ 77,147               $ 64,150
    Interest-Bearing Deposits                                                          429,181                408,648
                                                                             ------------------     ------------------
Total Deposits                                                                         506,328                472,798
Securities Sold Under Agreements to Repurchase                                           7,198                  8,801
Long-Term Debt                                                                          66,152                 67,921
Guaranteed Preferred Beneficial Interests in
           Company's Subordinated Debentures                                            15,000                 15,000
Accrued Interest Payable                                                                 2,951                  3,129
Other Liabilities                                                                        2,663                  3,629
                                                                             ------------------     ------------------
        Total Liabilities                                                              600,292                571,278
                                                                             ------------------     ------------------

SHAREHOLDERS' EQUITY
Preferred Stock, Par Value $5.00                                                             -                      -
      Authorized: 500,000 Shares, None Issued
Common Stock, Par Value $5.00
      Authorized: 10,000,000 Shares
      Issued: 2,264,065 Shares at June 30, 2003; and,
      2,217,971 Shares at Dec. 31, 2002                                                 11,320                 11,090
Additional Paid-In Capital                                                              21,520                 20,786
Retained Earnings                                                                        9,580                  8,430
Deferred Stock Compensation: none at June 30, 2003;
      and, 10,500 shares at Dec. 31, 2002                                                    -                   (220)
Employee Stock Ownership Plan Debt                                                      (1,093)                (1,093)
Accumulated Other Comprehensive Income                                                     625                  1,321
                                                                             ------------------     ------------------
        Total Shareholders' Equity                                                      41,952                 40,314
                                                                             ------------------     ------------------
        Total Liabilities and Shareholders' Equity                                   $ 642,244              $ 611,592
                                                                             ==================     ==================




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

                           FIRST COLONIAL GROUP, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                             (Dollars in Thousands)
                                   (Unaudited)
                                                                             Three Months Ended            Six Months Ended
                                                                        June 30,       June 30,         June 30,      June 30,
                                                                          2003           2002             2003          2002
                                                                      ------------------------------------------------------------

INTEREST INCOME
    Interest and Fees on Loans                                             $ 4,136        $ 4,309          $ 8,312        $ 8,573
    Interest on Investment Securities
        Taxable                                                              2,570          2,390            5,328          4,758
        Tax-Exempt                                                             610            488            1,220            926
    Interest on Deposits With Banks and Federal Funds Sold                      40             40               75             80
                                                                      -------------  -------------    ------------- --------------
          Total Interest Income                                              7,356          7,227           14,935         14,337
INTEREST EXPENSE
    Interest on Deposits                                                     1,955          2,458            4,094          4,937
    Interest on Short-Term Borrowings                                           25             57               52            115
    Interest on Long-Term Debt                                                 753            507            1,483          1,005
    Interest on Trust-Preferred Securities                                     180             11              361             11
                                                                      -------------  -------------    ------------- --------------
          Total Interest Expense                                             2,913          3,033            5,990          6,068
                                                                      -------------  -------------    ------------- --------------
NET INTEREST INCOME                                                          4,443          4,194            8,945          8,269
    Provision for Possible Loan Losses                                         375            361              575            761
                                                                      -------------  -------------    ------------- --------------
     Net Interest Income After Provision
     For Possible Loan Losses                                                4,068          3,833            8,370          7,508
                                                                      -------------  -------------    ------------- --------------
OTHER INCOME
    Trust Revenue                                                              325            291              610            575
    Service Charges on Deposit Accounts                                        611            641            1,230          1,240
    Investment Securities Gains, Net                                           709            294            1,474            663
    Net Gains (Losses) on Sale of Mortgage Loans                               393            121              810            197
    Other Operating Income                                                     230            190              410            419
                                                                      -------------  -------------    ------------- --------------
    Total Other Income                                                       2,268          1,537            4,534          3,094
OTHER EXPENSES
    Salaries and Employee Benefits                                           2,404          2,111            4,980          4,158
    Net Occupancy and Equipment Expense                                        667            642            1,310          1,308
    Impairment of Mortgage Servicing Rights                                    238              -              875              -
    Other Operating Expenses                                                 1,738          1,422            3,383          2,987
                                                                      -------------  -------------    ------------- --------------
          Total Other Expenses                                               5,047          4,175           10,548          8,453
                                                                      -------------  -------------    ------------- --------------
Income Before Income Taxes                                                   1,289          1,195            2,356          2,149
Income Taxes                                                                   240            215              375            358
                                                                      -------------  -------------    ------------- --------------
NET INCOME                                                                   1,049            980            1,981          1,791
                                                                      =============  =============    ============= ==============
PER SHARE DATA *
    Basic Net Income                                                          0.47           0.45             0.90           0.83
    Diluted Net Income                                                        0.44           0.44             0.85           0.82
    Cash Dividends                                                            0.19           0.18             0.38           0.36


* Per share data has been restated to reflect the 5% stock dividend of May 2002.


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